                            LIMITED POWER OF ATTORNEY

     I, R.  Donald  Newman,  hereby  constitute  and  appoint  each of  David G.

Maffucci,  Harry F. Geair and William A. McCormick,  signing singly,  as my true and lawful  attorney-in-fact  to (1) sign on my  behalf,  in my  capacity  as an officer  of Bowater  Incorporated  (the  "Company"),  and any  affiliate  of the

Company required to file any Form (as defined below),  any document necessary to complete the execution of any form required  under Section 16 of the  Securities

Exchange  Act of 1934,  as amended,  and the rules  thereunder  ("Section  16"),

including  without  limitation  Forms 3, 4 and 5 (each,  a  "Form"),  (2) do and perform any and all acts for and on my behalf that may be necessary or desirable to complete and execute any Form and arrange for the filing of the Form with the

United  States  Securities  and  Exchange  Commission  and  any  required  stock exchanges  in a  timely  manner  and (3)  take  any  other  action  of any  type whatsoever  in  connection  with the  foregoing  which,  in the  opinion of such attorney-in-fact,  may be of  benefit  to, in the best  interest  of, or legally required  by me in  connection  with  Section 16, it being  understood  that the documents  executed  by such  attorney-in-fact  on my  behalf  pursuant  to this

Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact  shall approve in his reasonable discretion.

I hereby  revoke  any and all prior  limited  powers of  attorney  granted  with respect to Section 16.

     The  authority  granted in this power of attorney of each of Mr.  Maffucci,

Mr. Geair, or Mr. McCormick as my duly authorized  representative  to sign on my behalf is limited to the signing  and filing of the Forms.  I  acknowledge  that neither Mr.  Maffucci,  Mr.  Geair nor Mr.  McCormick  is  assuming,  nor is the

Company or any affiliate of the Company assuming,  any of my responsibilities to comply with Section 16.

     I hereby grant to each such attorney-in-fact full power and authority to do and  perform any and every act and thing  whatsoever  requisite,  necessary,  or proper to be done in the  exercise  of any of the rights  and powers  granted in this power of attorney, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation,  hereby

ratifying   and   confirming   all   that   such   attorney-in-fact,   or   such

attorney-in-fact's  substitute or substitutes,  shall lawfully do or cause to be done by virtue of this  power of  attorney  and the  rights  and  powers  herein granted.

     This Power of Attorney  shall remain in full force and effect until I am no longer required to file any Form with respect to my holdings of and transactions in  securities  issued by the Company or any  affiliate of the  Company,  unless earlier revoked by me in a signed writing delivered to Mr. Maffucci,  Mr. Geair,

Mr. McCormick or the Company.

     IN WITNESS  WHEREOF,  I have executed this Power of Attorney as of July 11,

2002.

                                           ___/s/ R. Donald Newman___________

                                            R. Donald Newman